Exhibit 99.1

Press Release

Ikanos Communications Announces Results for the

Fiscal Second Quarter of 2013

Q2 Highlights:

•	Revenue of $19.1 million
•	GAAP Operating Expenses of $17.5 million
•	Cash, Cash Equivalents and Short-Term Investments of $27.3 million

FREMONT, Calif., July 25, 2013 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and integrated firmware products for the digital home, today announced its financial results for the fiscal second quarter of 2013 ended June 30, 2013.

“Ikanos achieved second quarter results within guidance, with revenue of $19.1 million and GAAP operating expenses of $17.5 million,” said Dennis Bencala, chief financial officer and vice president of finance at Ikanos. “For the third consecutive quarter, the company has successfully reduced operating expenses while achieving major new product development milestones. Additionally, inventory levels were reduced to $4.0 million while meeting customer demand and contributing to a quarter-ending cash and short-term investments balance of $27.3 million.”

“We are pleased with the progress and the positive engagements we are seeing for both the Velocity-3 and the Fusiv™ Vx18x processor families from OEMs and carriers,” said Omid Tahernia, president and CEO at Ikanos. “Our lead customer for Velocity-3 is making good progress towards mass production, with field trials expected to begin late this year. We expect the successful lab trials recently completed by other carriers and OEMs to result in additional design wins in the coming months. We have seen similar traction with our Fusiv™ line, with the Vx185 being recognized in a recent top-tier carrier RFP.”

“In addition to the progress we made during the quarter with Velocity-3 and Fusiv™, we officially launched our new diagnostic and monitoring software product under the brand of inSIGHT. The addition of inSIGHT to our product portfolio creates a new revenue opportunity for software running on Ikanos silicon through our direct engagement with the world’s top carriers, enabling them to realize significant operational cost savings for both new and existing installed base of Ikanos-based home gateways. The carrier feedback for inSIGHT, the industry’s first in-home broadband diagnostics and monitoring solution integrated into a DSL communications processor, has been very positive,” concluded Mr. Tahernia.

Financial Highlights

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and additionally on a non-GAAP basis. Non-GAAP net income (loss), non-GAAP gross profits, non-GAAP operating expenses and non-GAAP earnings per share, where applicable, exclude the income statement effects of stock-based compensation, restructuring charges and amortization of intangible assets. Ikanos has provided these measures because its management believes these additional non-GAAP measures are useful to investors for performing financial analysis as these additional measures highlight Ikanos’ recurring operating results. Ikanos’ management uses these non-GAAP measures internally to evaluate its operating performance and to plan for its future. However, non-GAAP measures are not a substitute for GAAP reporting. For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Fiscal Second Quarter 2013 Results

Revenue for the second quarter of 2013 was $19.1 million compared to revenue of $32.1 million for the second quarter of 2012 and revenue of $26.2 million for the first quarter of 2013. GAAP gross profit for the second quarter of 2013 was 49% compared to a GAAP gross profit of 47% for the second quarter of 2012 and GAAP gross profit of 53% for the first quarter of 2013.

Non-GAAP gross profit for the second quarter of 2013 was 49% compared to a non-GAAP gross profit of 49% for the second quarter of 2012 and non-GAAP gross profit of 54% for the first quarter of 2013.

GAAP operating expenses for the second quarter of 2013 were $17.5 million compared to operating expenses of $17.5 million for the second quarter of 2012 and operating expenses of $18.3 million for the first quarter of 2013.

Non-GAAP operating expenses for the second quarter of 2013 were $16.5 million compared to non-GAAP operating expenses of $16.9 million for the second quarter of 2012 and non-GAAP operating expenses of $17.3 million for the first quarter of 2013.

GAAP net loss for the second quarter of 2013 was $(8.7) million, or a loss of $(0.12) per share on 71.2 million weighted average shares outstanding. This compares with a net loss of $(3.0) million, or a loss of $(0.04) per share on 69.5 million weighted average shares outstanding for the second quarter of 2012 and a GAAP net loss of $(4.4) million, or a loss of $(0.06) per share on 70.4 million weighted average shares outstanding for the first quarter of 2013.

Non-GAAP net loss for the second quarter of 2013 was $(7.5) million, or a loss of $(0.11) per share on 71.2 million weighted average shares outstanding compared to a non-GAAP net loss of $(1.9) million, or a loss of $(0.03) per share on 69.5 million weighted average shares outstanding for the second quarter of 2012, and a non-GAAP loss of $(3.3) million, or a loss of $(0.05) per share on 70.4 million weighted average shares outstanding for the first quarter of 2013.

Cash, cash equivalents and short-term investments at the end of second quarter of 2013 were $27.3 million compared to $31.6 million at the end of the first quarter of 2013.

Additionally, at the end of the second quarter of 2013 inventory was $4.0 million compared to $7.4 million at the end of the first quarter of 2013. Current liabilities at the end of the second quarter of 2013 were $21.1 million compared to $19.3 million at the end of the first quarter of 2013.

Outlook

Revenue is expected to be between $16 million and $18 million for the fiscal third quarter of 2013.

GAAP gross profit for the fiscal third quarter of 2013 is expected to be between 47% and 49%. Non-GAAP gross profit is expected to be between 48% and 50% for the third quarter of 2013.

GAAP operating expenses for the fiscal third quarter of 2013 are expected to be in the range of $17.5 million to $18.5 million. On a non-GAAP basis operating expenses are expected to be in the range of $16.5 million to $17.5 million for the third quarter of 2013.

GAAP net loss for third quarter of 2013 is expected to be in the range of approximately $(9.2) million to $(11.5) million, or a GAAP loss per share of $(0.13) to $(0.16). Non-GAAP net loss is expected to be in the range of approximately $(8.0) million to $(10.3) million, or a non-GAAP loss per share of $(0.11) to $(0.14).

Second Quarter Conference Call

Management will review the second quarter financial results and its expectations for subsequent periods on a conference call on Thursday, July 25, 2013 at 1:30 p.m. Pacific Time. To listen to the call, please visit http://www.ikanos.com/investor/irevents/ and click on the link provided for the webcast or dial (888) 510-1765 or (719) 325-2215 and enter conference ID 8910057. The webcast will be archived and available for 90 days at http://www.ikanos.com/investor/irevents/. A replay of the conference call will be accessible until October 23, 2013 by dialing (888) 203-1112 or (719) 457-0820 and entering conference ID 8910057.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and integrated firmware products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2013 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “anticipate,” “estimate,” and similar statements of a future or forward-looking nature identify forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following: our ability to reduce or maintain operating expenses at current levels; our ability to deliver full production releases of our newer products and the acceptance of those products by our customers and telecommunications service providers; macroeconomic conditions which may cause our customers to defer purchasing plans or cancel any purchasing plans altogether despite successful design wins; the continued demand by telecommunications service providers for our specific xDSL semiconductor products; our ability to maintain an adequate cash and short-term investment balance; our ability to comply with the financial covenants in our credit agreement; the failure of telecommunications service providers to implement deployment plans on schedule, or at all, despite positive engagements or successful lab or field trials; our continued ability to obtain and deliver production volumes of new and current products and technologies; our ability to generate demand and close transactions for the sale of our products; our ability to develop commercially successful products as a result of our current research and development programs; our reliance on third parties to manufacture the products we sell; competition in the markets in which we operate; risks associated with doing business abroad, including foreign currency risks; the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products; that our offering of standalone software, selling directly to telecommunications service providers, will generate any revenue for us or result in significant or any operational costs savings for the telecommunications service providers; and unexpected future costs, expenses, and financing requirements. For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and our Quarterly Report on

Form 10-Q for the fiscal quarter ended March 31, 2013. Ikanos undertakes no obligation to update or revise these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
Revenue	$19,115	$32,055	$45,267	$62,815
Cost of revenue	9,813	17,001	22,009	31,654

Gross profit	9,302	15,054	23,258	31,161

Operating expenses:
Research and development	12,599	12,842	26,117	26,842
Selling, general and administrative	4,866	4,648	9,638	9,328
Restructuring	—	(30)	—	1,062

Total operating expenses	17,465	17,460	35,755	37,232

Loss from operations	(8,163)	(2,406)	(12,497)	(6,071)
Interest income and other, net	(442)	(387)	(360)	(312)

Loss before income taxes	(8,605)	(2,793)	(12,857)	(6,383)
Provision for income taxes	68	206	232	321

Net loss	$(8,673)	$(2,999)	$(13,089)	$(6,704)

Net loss per share
Basic and diluted	$(0.12)	$(0.04)	$(0.18)	$(0.10)

Weighted average number of shares
Basic and diluted	71,182	69,543	70,798	69,439

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	June 30, 2013	March 31, 2013	July 1, 2012
Revenue	$19,115	$26,152	$32,055
Cost of revenue	9,813	12,196	17,001

Gross profit	9,302	13,956	15,054

Operating expenses:
Research and development	12,599	13,518	12,842
Selling, general and administrative	4,866	4,772	4,648
Restructuring	—	—	(30)

Total operating expenses	17,465	18,290	17,460

Loss from operations	(8,163)	(4,334)	(2,406)
Interest income and other, net	(442)	82	(387)

Loss before income taxes	(8,605)	(4,252)	(2,793)
Provision for income taxes	68	164	206

Net loss	$(8,673)	$(4,416)	$(2,999)

Basic and diluted net loss per share	$(0.12)	$(0.06)	$(0.04)

Weighted average outstanding shares:
Basic and diluted	71,182	70,413	69,543

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30, 2013				Three Months Ended July 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$19,115	$—		$19,115	$32,055	$—		$32,055
Cost of revenue	9,813	(2	) (a)	9,692	17,001	1	(a)	16,502
		(119	) (b)			(500	) (b)

Gross profit	9,302	(121)		9,423	15,054	(499)		15,553

Operating expenses:
Research and development	12,599	(551	) (a)	12,048	12,842	(340	) (a)	12,502
Selling, general and administrative	4,866	(337	) (a)	4,404	4,648	(165	) (a)	4,358
		(125	) (b)			(125	) (b)
Restructuring	—	—		—	(30)	30	(c)	—

Total operating expenses	17,465	(1,013)		16,452	17,460	(600)		16,860

Loss from operations	(8,163)	1,134		(7,029)	(2,406)	1,099		(1,307)
Interest income and other, net	(442)	—		(442)	(387)	—		(387)

Loss before income taxes	(8,605)	1,134		(7,471)	(2,793)	1,099		(1,694)
Provision for income taxes	68	—		68	206	—		206

Net loss	$(8,673)	$1,134		$(7,539)	$(2,999)	$1,099		$(1,900)

Net loss per share:
Basic and diluted	$(0.12)			$(0.11)	$(0.04)			$(0.03)

Weighted average outstanding shares:
Basic and diluted	71,182			71,182	69,543			69,543

Notes:		Three Months Ended
		June 30, 2013	July 1, 2012
(a)	Stock-based compensation	$890	$504
(b)	Amortization of acquired intangible assets	244	625
(c)	Restructuring charges	—	(30)

	Total non-GAAP adjustments	$1,134	$1,099

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31, 2013
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$26,152	$—		$26,152
Cost of revenue	12,196	(1	) (a)	12,075
		(120	) (b)

Gross profit	13,956	(121)		14,077

Operating expenses:
Research and development	13,518	(571	) (a)	12,947
Selling, general and administrative	4,772	(262	) (a)	4,385
		(125	) (b)
Restructuring	—	—		—

Total operating expenses	18,290	(958)		17,332

Loss from operations	(4,334)	1,079		(3,255)
Interest income and other, net	82	—		82

Loss before income taxes	(4,252)	1,079		(3,173)
Provision for income taxes	164	—		164

Net loss	$(4,416)	$1,079		$(3,337)

Net loss per share:
Basic and diluted	$(0.06)			$(0.05)

Weighted average outstanding shares:
Basic and diluted	70,413			70,413

Notes:		Three Months Ended March 31, 2013

(a)	Stock-based compensation	$834
(b)	Amortization of acquired intangible assets	245
(c)	Restructuring charges	—

	Total non-GAAP adjustments	$1,079

IKANOS COMMUNICATIONS, INC.

Unaudited Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Six Months Ended June 30, 2013				Six Months Ended July 1, 2012
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$45,267	$—		$45,267	$62,815	$—		$62,815
Cost of revenue	22,009	(3	) (a)	21,767	31,654	(2	) (a)	30,652
		(239	) (b)			(1,000	) (b)

Gross profit	23,258	(242)		23,500	31,161	(1,002)		32,163

Operating expenses:
Research and development	26,117	(1,122	) (a)	24,995	26,842	(936	) (a)	25,906
Selling, general and administrative	9,638	(599	) (a)	8,789	9,328	(360	) (a)	8,718
		(250	) (b)			(250	) (b)
Restructuring	—	—		—	1,062	(1,062	) (c)	—

Total operating expenses	35,755	(1,971)		33,784	37,232	(2,608)		34,624

Loss from operations	(12,497)	2,213		(10,284)	(6,071)	3,610		(2,461)
Interest income and other, net	(360)	—		(360)	(312)	—		(312)

Loss before income taxes	(12,857)	2,213		(10,644)	(6,383)	3,610		(2,773)
Provision for income taxes	232	—		232	321	—		321

Net loss	$(13,089)	$2,213		$(10,876)	$(6,704)	$3,610		$(3,094)

Net loss per share:
Basic and diluted	$(0.18)			$(0.15)	$(0.10)			$(0.04)

Weighted average outstanding shares:
Basic and dilluted	70,798			70,798	69,439			69,439

Notes:		Six Months Ended
		June 30, 2013	July 1, 2012
(a)	Stock-based compensation	$1,724	$1,298
(b)	Amortization of acquired intangible assets	489	1,250
(c)	Restructuring charges (credits)	—	1,062

	Total non-GAAP adjustments	$2,213	$3,610

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2013	March 31, 2013	December 30, 2012
Assets
Current assets:
Cash, cash equivalents and short-term investments	$27,321	$31,565	$31,176
Accounts receivable	12,091	10,441	15,748
Inventory	4,037	7,375	8,122
Prepaid expenses and other current assets	4,035	3,684	5,892

Total current assets	47,484	53,065	60,938
Property and equipment, net	8,925	8,281	8,769
Intangible assets, net	1,040	1,285	1,529
Other assets	2,482	2,556	2,612

	$59,931	$65,187	$73,848

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line	$7,500	$5,000	$5,000
Accounts payable	5,081	3,494	5,679
Accrued liabilities	8,532	10,828	13,688

Total current liabilities	21,113	19,322	24,367
Other liabilities	2,459	2,561	2,854

Total liabilities	23,572	21,883	27,221
Stockholders’ equity	36,359	43,304	46,627

	$59,931	$65,187	$73,848